CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 8 of our report dated November 16, 2023, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Stock Index Fund's Annual Report on Form N-CSR for the year ended September 30, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York November 21, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 8 of our report dated November 16, 2023, relating to the financial statements and financial highlights, which appears in PGIM Securitized Credit Fund's Annual Report on Form N-CSR for the year ended September 30, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York November 21, 2023